UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2017 (June 7, 2017)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Electronics For Imaging, Inc. (the “Company”) adopted the Electronics For Imaging, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) on April 11, 2017, subject to stockholder approval of the 2017 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the 2017 Plan.

The following summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee of the Board. The administrator of the 2017 Plan has broad authority under the 2017 Plan to, among other things, select participants and determine the types of awards that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2017 Plan equals: (1) 1,200,000 shares, plus (2) 1,607,486 (which represents the number of shares that were available for additional award grant purposes under the Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan (the “2009 Plan”) immediately prior to the termination of the authority to grant new awards under the 2009 Plan as of June 7, 2017, the date of stockholder approval of the 2017 Plan), plus (3) the number of any shares subject to stock options granted under the 2009 Plan and outstanding as of June 7, 2017 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock unit awards granted under the 2009 Plan that are outstanding and unvested as of June 7, 2017 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.

Except as described in the next sentence, shares that are subject to or underlie awards granted under the 2017 Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award, will be counted against the plan’s share limit and will not be available for subsequent awards under the 2017 Plan. In addition, any shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2009 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2017 Plan. To the extent that an award granted under the 2017 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the plan’s share limit and will be available for subsequent awards under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the 2017 Plan, the number of shares delivered with respect to the award will be counted against the plan’s share limit. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2017 Plan, the number of underlying shares as to which the exercise related will be counted against the plan’s share limit, as opposed to only counting the shares issued.

The types of awards that may be granted under the 2017 Plan include stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 annual meeting of stockholders (the “Annual Meeting”) of the Company held on June 7, 2017, the Company’s stockholders voted on five proposals and cast their votes as described below. The proposals are set forth in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 28, 2017. The total number of shares present in person or by proxy was equal to 91% of the outstanding voting power of all shares of the Company’s common stock entitled to vote at the annual meeting, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions, withheld votes and broker non-votes were counted for purposes of determining whether a quorum was present.

Proposal 1:

The Company’s stockholders elected six (6) nominees to the Board of Directors, each to hold office until the next annual meeting or until his successor is duly elected and qualified.

Nominee	Votes For	% of Voted Shares Cast For	Votes Withheld	% of Voted Shares Withheld	Broker Non-Votes
Eric Brown	38,712,140	98.4%	632,081	1.6%	3,013,257
Gill Cogan	38,153,821	96.9	1,190,400	3.0	3,013,257
Guy Gecht	39,206,230	99.7	137,991	0.4	3,013,257
Thomas Georgens	38,944,083	98.9	400,138	1.0	3,013,257
Richard A. Kashnow	37,961,721	96.5	1,382,500	3.5	3,013,257
Dan Maydan	38,164,612	97.0	1,179,609	3.0	3,013,257

Proposal 2:

The Company’s stockholders cast their votes to approve a non-binding proposal on executive compensation as set forth below:

Votes For	% of Voted Shares Cast For	Votes Against	% of Voted Shares Against	Abstain	Broker Non-Votes
38,611,070	98.1%	535,684	1.3%	197,467	3,013,257

Proposal 3:

The Company’s stockholders cast their votes with respect to the advisory vote on the frequency of future non-binding advisory votes on executive compensation as set forth below:

One (1) Year	Two (2) Years	Three (3) Years	Abstain	Broker Non-Votes
33,954,720	9,483	5,304,200	75,818	3,013,257

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 4:

The Company’s stockholders cast their votes to approve the adoption of the 2017 Plan as set forth below:

Votes For	% of Voted Shares Cast For	Votes Against	% of Voted Shares Against	Abstain	Broker Non-Votes
38,654,934	98.0%	515,287	1.3%	174,000	3,013,257

Proposal 5:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 as set forth below:

Votes For	% of Voted Shares Cast For	Votes Against	% of Voted Shares Against	Abstain	Broker Non-Votes
41,543,507	98.0%	736,618	1.7%	77,353	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Electronics For Imaging, Inc. 2017 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 13, 2017	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Officer